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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Income Fund I-B, a Massachusetts Limited Partnership, of our report dated March 10, 1999, included in the 1998 Annual Report to the Partners of American Income Fund I-B, a Massachusetts Limited Partnership.




ERNST & YOUNG LLP



Boston, Massachusetts
March 10, 1999

















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